Exhibit 13.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT 2002

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F of Creative Global Technology Holdings Limited (the “Company”) for the fiscal year ended September 30, 2024 (the “Report”). I, Hung Leung (Alan) Tsang , certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 30, 2025

By:	/s/ Hung Leung (Alan) Tsang
Name:	Hung Leung (Alan) Tsang
Title:	Chief Financial Officer